EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-82109, No. 33-21757, No. 33-59930, No. 333-31595 and No.
333-113246 of Winnebago Industries, Inc. on Form S-8 of our reports dated November 10, 2004 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 28, 2004.



/s/ Deloitte & Touche LLP
-------------------------

Deloitte & Touche LLP
Minneapolis, Minnesota
November 10, 2004